Exhibit 99

Rocky Brands, Inc. Announces Third Quarter 2022 Results

NELSONVILLE, Ohio, November 2, 2022 – Rocky Brands, Inc. (NASDAQ: RCKY) today announced financial results for its third quarter ended September 30, 2022.

Third Quarter 2022 Overview

●	Net sales increased 17.5% to $147.5 million, and 14.7% to $143.9 million on an adjusted basis (See below for a reconciliation of GAAP financial measures to non-GAAP financial measures)
o	Wholesale segment sales increased 25.8%; Retail segment sales increased 7.3%
●	Income from operations increased $8.9 million, or 322.3% to $11.6 million, and increased $4.8 million or 73.6% to $11.3 million on an adjusted basis
●	Net income improved to $5.7 million, or $0.77 per diluted share
●	Adjusted net income increased 116.7% to $5.5 million, or $0.74 per diluted share

“The third quarter was highlighted by strong sales growth compared to the year ago period even as the macroeconomic headwinds pressuring consumer discretionary spending intensified,” said Jason Brooks, Chairman, President and Chief Executive Officer. “Our top line performance underscores the strength of our brand portfolio, the desirability of our innovative, functional footwear, and the important relationships we’ve established with our consumers and retail partners.  These important aspects of our business, combined with actions we’ve already taken to address cost pressures and reduce expenses, have the Company in a good position to weather this challenging operating environment.  While projecting near-term demand trends is currently more difficult than usual, we are confident that our growth strategies will continue to drive sustained market share gains and increase shareholder value.”

Third Quarter 2022 Review

Third quarter net sales increased 17.5% to $147.5 million compared with $125.5 million in the third quarter of 2021. Adjusted net sales, which exclude the sale of inventory related to the divesture of the NEOS brand during the third quarter of 2022, increased 14.7% to $143.9 million. Wholesale sales for the third quarter increased 25.8% to $120.7 million compared to $96.0 million for the same period in 2021. Retail sales for the third quarter increased 7.3% to $23.4 million compared to $21.8 million for the same period last year. Contract Manufacturing sales, which include contract military sales and private label programs, were $3.3 million in the third quarter of 2022 compared to $7.7 million in the prior year. The decrease in Contract Manufacturing sales was due to the expiration of certain contracts with the U.S. Military.

Gross margin in the third quarter of 2022 was $51.9 million, or 35.2% of net sales, compared to $47.0 million, or 37.4% of net sales, for the same period last year. Excluding the cost of goods sold related to the NEOS brand inventory sold during the quarter, adjusted gross margin for the third quarter 2022 was $50.8 million, or 35.3% of adjusted net sales. Adjusted gross margin for the third quarter 2021, which excluded a $0.9 million inventory purchase accounting adjustment, was $47.8 million, or 38.1% of net sales. The decrease in gross margin as a percentage of adjusted net sales was mainly attributable to increases in product costs, inbound freight costs and other shipping and logistics costs compared with the year ago period.

Operating expenses were $40.3 million, or 27.3% of net sales, for the third quarter of 2022 compared to $44.2 million, or 35.2% of net sales, for the same period a year ago. Excluding $0.9 million of acquisition-related amortization and disposition of assets in the third quarter of 2022 and $2.9 million in acquisition-related amortization and integration expenses in the third quarter of 2021, adjusted operating expenses were $39.5 million in the current year period and $41.3 million in the year ago period. The decrease in operating expenses was driven primarily by a decrease in discretionary spending and improved distribution center efficiencies compared with the year ago period. As a percentage of adjusted net sales, adjusted operating expense improved 549-basis points to 27.4% in the third quarter 2022 compared with 32.9% in the year ago period.

Income from operations for the third quarter of 2022 was $11.6 million, or 7.9% of net sales compared to $2.8 million or 2.2% of net sales for the same period a year ago. Adjusted operating income for the third quarter of 2022 was $11.3 million, or 7.9% of net sales compared to adjusted operating income of $6.5 million, or 5.2% of net sales a year ago.

Interest expense for the third quarter of 2022 was $4.2 million compared with $3.2 million a year ago.

The Company reported third quarter net income of $5.7 million, or $0.77 per diluted share compared to a net loss of ($0.4) million, or $(0.05) per diluted share in the third quarter of 2021. Adjusted net income for the third quarter of 2022 was $5.5 million, or $0.74 per diluted share, compared to adjusted net income of $2.5 million, or $0.34 per diluted share in the year ago period.

Balance Sheet Review

Cash and cash equivalents were $7.3 million at September 30, 2022 compared to $12.9 million on the same date a year ago.

Total debt at September 30, 2022 was $284.8 million which includes $122.1 million of senior term loan and $165.6 million of borrowings under the Company's senior secured asset-backed credit facility.

Inventories at September 30, 2022 were $265.1 million compared to $202.2 million on the same date a year ago and $287.8 million at June 30, 2022. The year-over-year change in inventories was driven by the distribution and fulfillment challenges experienced in the second half of 2021 and overall cost increases and strong sales growth, combined with additional inventory on hand as the result of increased transit times. Compared with June 30, 2022, inventories are down $22.7 million and the Company plans to further realign inventory levels with sales growth and inventory purchasing strategies over the coming quarters.

Conference Call Information

The Company's conference call to review third quarter 2022 results will be broadcast live over the internet today, Wednesday, November 2, 2022 at 4:30 pm Eastern Time. Investors and analysts interested in participating in the call are invited to dial (888) 254-3590 (domestic) or (323) 994-2093 (international). The conference call will also be available to interested parties through a live webcast at www.rockybrands.com. Please visit the website and select the “Investors” link at least 15 minutes prior to the start of the call to register and download any necessary software.

About Rocky Brands, Inc.

Rocky Brands, Inc. is a leading designer, manufacturer and marketer of premium quality footwear and apparel marketed under a portfolio of well recognized brand names. Brands in the portfolio include Rocky®, Georgia Boot®, Durango®, Lehigh®, The Original Muck Boot Company®, XTRATUF®, Servus® and Ranger®. More information can be found at RockyBrands.com.

Safe Harbor Language

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. Those statements include, but may not be limited to, all statements regarding intent, beliefs, expectations, projections, forecasts, and plans of the Company and its management and include statements in this press release regarding the position and ability of the Company to weather the challenging operating environment (Paragraph 2), the ability of the Company to project near-term demand trends (Paragraph 2), and that the Company’s growth strategies will continue to drive sustained market share gains and increase shareholder value (Paragraph 2). These forward-looking statements involve numerous risks and uncertainties, including, without limitation, the various risks inherent in the Company’s business as set forth in periodic reports filed with the Securities and Exchange Commission, including the Company’s annual report on Form 10-K for the year ended December 31, 2021 (filed March 15, 2022), and the quarterly reports on Form 10-Q for the quarters ended March 31, 2022 (filed May 3, 2022) and June 30, 2022 (filed August 9, 2022). One or more of these factors have affected historical results, and could in the future affect the Company’s businesses and financial results in future periods and could cause actual results to differ materially from plans and projections. Therefore there can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation or warranty by the Company or any other person that the objectives and plans of the Company will be achieved. All forward-looking statements made in this press release are based on information presently available to the management of the Company. The Company assumes no obligation to update any forward-looking statements

Company Contact:	Tom Robertson
Chief Financial Officer
(740) 753-9100

Investor Relations:	Brendon Frey
ICR, Inc.
(203) 682-8200

Rocky Brands, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands, except share amounts)

	September 30,	December 31,	September 30,
	2022	2021	2021
ASSETS:
CURRENT ASSETS:
Cash and cash equivalents	$7,277	$5,909	$12,918
Trade receivables – net	118,193	126,807	80,677
Contract receivables	-	1,062	1,899
Other receivables	490	242	211
Inventories – net	265,082	232,464	202,199
Income tax receivable	1,633	4,294	4,220
Prepaid expenses	4,360	4,507	7,438
Total current assets	397,035	375,285	309,562
LEASED ASSETS	9,971	11,428	2,833
PROPERTY, PLANT & EQUIPMENT – net	60,271	59,989	57,190
GOODWILL	50,246	50,641	49,169
IDENTIFIED INTANGIBLES – net	122,552	126,315	127,116
OTHER ASSETS	878	917	952
TOTAL ASSETS	$640,953	$624,575	$546,822

LIABILITIES AND SHAREHOLDERS' EQUITY:
CURRENT LIABILITIES:
Accounts payable	$101,683	$114,632	$85,100
Contract liabilities	-	1,062	1,899
Current Portion of Long-Term Debt	3,250	3,250	3,250
Accrued expenses:
Salaries and wages	3,667	3,668	6,409
Taxes - other	1,784	849	585
Accrued freight	3,842	1,798	3,796
Commissions	1,619	2,447	898
Accrued duty	8,051	5,469	5,243
Accrued interest	2,314	2,133	2,216
Other	5,486	4,828	4,956
Total current liabilities	131,696	140,136	114,352
LONG-TERM DEBT	281,515	266,794	235,506
LONG-TERM TAXES PAYABLE	169	169	169
LONG-TERM LEASE	7,394	8,809	1,980
DEFERRED INCOME TAXES	10,293	10,293	8,271
DEFERRED LIABILITIES	558	519	503
TOTAL LIABILITIES	431,625	426,720	360,781
SHAREHOLDERS' EQUITY:
Common stock, no par value;
25,000,000 shares authorized; issued and outstanding September 30, 2022 - 7,322,232; December 31, 2021 - 7,302,199; September 30, 2021 - 7,283,435	68,986	68,061	67,662
Retained earnings	140,342	129,794	118,379
Total shareholders' equity	209,328	197,855	186,041
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$640,953	$624,575	$546,822

Rocky Brands, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(In thousands, except share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
NET SALES	$147,486	$125,507	$476,549	$344,776
COST OF GOODS SOLD	95,556	78,546	308,042	213,522
GROSS MARGIN	51,930	46,961	168,507	131,254

OPERATING EXPENSES	40,305	44,208	138,089	113,483

INCOME FROM OPERATIONS	11,625	2,753	30,418	17,771

INTEREST AND OTHER EXPENSES	(4,181)	(3,241)	(12,411)	(7,366)

INCOME (LOSS) BEFORE INCOME TAX EXPENSE	7,444	(488)	18,007	10,405

INCOME TAX EXPENSE (BENEFIT)	1,753	(113)	4,057	2,393

NET INCOME (LOSS)	$5,691	$(375)	$13,950	$8,012

INCOME (LOSS) PER SHARE
Basic	$0.78	$(0.05)	$1.91	$1.10
Diluted	$0.77	$(0.05)	$1.89	$1.08

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING

Basic	7,319	7,370	7,313	7,304
Diluted	7,349	7,370	7,382	7,436

Rocky Brands, Inc. and Subsidiaries

Reconciliation of GAAP Measures to Non-GAAP Measures

(In thousands, except share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021

NET SALES
NET SALES, AS REPORTED	$147,486	$125,507	$476,549	$344,776
DISPOSITION OF INVENTORY ASSETS	(3,569)	-	(3,569)	-
ADJUSTED NET SALES	$143,917	$125,507	$472,980	$344,776

COST OF GOODS SOLD
COST OF GOODS SOLD, AS REPORTED	$95,556	$78,546	$308,042	$213,522
LESS: DISPOSITION OF INVENTORY ASSETS	(2,444)	-	(2,444)	-
LESS: INVENTORY FAIR VALUE ADJUSTMENT	-	(881)	-	(3,504)
ADJUSTED COST OF GOODS SOLD	$93,112	$77,665	$305,598	$210,018

GROSS MARGIN
GROSS MARGIN AS REPORTED	$51,930	$46,961	$168,507	$131,254
ADJUSTED GROSS MARGIN	$50,805	$47,842	$167,382	$134,758

OPERATING EXPENSES
OPERATING EXPENSES, AS REPORTED	$40,305	$44,208	$138,089	$113,483
LESS: ACQUISITION-RELATED AMORTIZATION	(782)	(782)	(2,346)	(1,694)
LESS: DISPOSITION OF ASSETS	(33)	-	(33)	-
LESS: ACQUISITION-RELATED INTEGRATION EXPENSES	-	(2,101)	(397)	(8,642)
LESS: RESTRUCTURING COSTS	-	-	(1,201)	-
ADJUSTED OPERATING EXPENSES	$39,490	$41,325	$134,112	$103,147

INCOME FROM OPERATIONS, ADJUSTED	$11,315	$6,517	$33,270	$31,611

INTEREST AND OTHER EXPENSES	$(4,181)	$(3,241)	$(12,411)	$(7,366)

NET INCOME
NET INCOME, AS REPORTED	$5,691	$(375)	$13,950	$8,012
TOTAL NON-GAAP ADJUSTMENTS	(310)	3,764	2,852	13,840
TAX IMPACT OF ADJUSTMENTS	73	(872)	(643)	(3,183)
ADJUSTED NET INCOME	$5,454	$2,517	$16,159	$18,669

NET INCOME PER SHARE, AS REPORTED
BASIC	$0.78	$(0.05)	$1.91	$1.10
DILUTED	$0.77	$(0.05)	$1.89	$1.08

ADJUSTED NET INCOME PER SHARE
BASIC	$0.75	$0.34	$2.21	$2.56
DILUTED	$0.74	$0.34	$2.19	$2.51

WEIGHTED AVERAGE SHARES OUTSTANDING
BASIC	7,319	7,370	7,313	7,304
DILUTED	7,349	7,370	7,382	7,436

Use of Non-GAAP Financial Measures

In addition to GAAP financial measures, we present the following non-GAAP financial measures: "non-GAAP adjusted net sales," "non-GAAP adjusted cost of goods sold," "non-GAAP adjusted gross margin," "non-GAAP adjusted operating expenses,"  "non-GAAP adjusted net income," and "non-GAAP adjusted earnings per share." Adjusted results exclude the impact of items that management believes affect the comparability or underlying business trends in our consolidated financial statements in the periods presented. We believe that these non-GAAP measures are useful to management and investors and other users of our consolidated financial statements as an additional tool for evaluating operating performance. We believe they also provide a useful baseline for analyzing trends in our operations.

Investors should not consider these non-GAAP measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. See "Reconciliation of GAAP Measures to Non-GAAP Measures" accompanying this press release.

Non-GAAP adjustment or measure	Definition	Usefulness to management and investors
Disposition of Inventory Assets	Disposition of inventory assets relate to the sale of inventory and related cost of goods sold in connection with the divesture of the NEOS brand.	We exclude the disposition of inventory assets for purposes of calculating certain non-GAAP measures because the sale and related cost of goods sold does not reflect our normal business operations. These adjustments facilitate a useful evaluation of our current operating performance and comparisons to past operating results and provide investors with additional means to evaluate cost trends.
Inventory fair value adjustments

Inventory fair value adjustments are costs related to the fair value markup of inventory purchased with the acquisition of the performance and lifestyle footwear business of Honeywell International, Inc. as required by business combination accounting rules.

We excluded adjustments related to the inventory fair value markup for purposes of calculating certain non-GAAP measures because these costs do not reflect the manufactured or sourced cost of the inventory of the acquired business. These adjustments facilitate a useful evaluation of our current operating performance and comparisons to past operating results and provide investors with additional means to evaluate cost trends.

Acquisition-related amortization

Amortization of acquisition-related intangible assets consists of amortization of intangible assets such as brands and customer relationships acquired in connection with the acquisition of the performance and lifestyle footwear business of Honeywell International, Inc. Charges related to the amortization of these intangibles are recorded in operating expenses in our GAAP financial statements. Amortization charges are recorded over the estimated useful life of the related acquired intangible asset, and thus are generally recorded over multiple years.

We excluded amortization charges for our acquisition-related intangible assets for purposes of calculating certain non-GAAP measures because these charges are inconsistent in size and are significantly impacted by the valuation of our acquisition. These adjustments facilitate a useful evaluation of our current operating performance and comparison to past operating performance and provide investors with additional means to evaluate cost and expense trends.

Disposition of Assets	Disposition of fixed assets relate disposals of non-financial assets. This includes the disposal of non-financial assets and corresponding expenses related to the divesture of the NEOS brand and other long-lived assets at our manufacturing facilities.	We exclude the disposition of non-financial assets and related expenses for purposes of calculating certain non-GAAP measures because the loss does not accurately reflect our current operating performance and comparisons to past operating results and provide investors with additional means to evaluate cost trends.
Acquisition-related integration expenses

Acquisition-related integration expenses are expenses including investment banking fees, legal fees, transaction fees, integration costs and consulting fees tied to the acquisition of the performance and lifestyle footwear business of Honeywell International, Inc.

We exclude the disposition of assets for purposes of calculating certain non-GAAP measures because the gain does not accurately reflect our current operating performance and comparisons to past operating results and provide investors with additional means to evaluate cost trends.

Restructuring Costs	Restructuring costs represent severance expenses associated with headcount reductions following the integration of the acquired performance and lifestyle footwear business of Honeywell International Inc.	We excluded restructuring costs for purposes of calculating non-GAAP measures because these costs do not reflect our current operating performance. These adjustments facilitate a useful evaluation of our current operations performance and comparisons to past operating results and provide investors with additional means to evaluate expense trends.